1
Exhibit 32.2
I, Kofi

A. Bruce,

Chief Financial

Officer

of General

Mills, Inc.

(the “Company”),

certify,

pursuant

to Section

906 of

the Sarbanes-
Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)

the Quarterly Report on

Form 10-Q of the Company

for the fiscal quarter ended

February 23, 2025 (the “Report”)

fully complies
with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

and
(2)

the information

contained in

the Report

fairly presents,

in all

material respects,

the financial

condition and

results of

operations
of the Company.
Dated: March 19, 2025
/s/ Kofi A. Bruce

Kofi A. Bruce
Chief Financial Officer